UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 29, 2022

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Team, Inc. (the “Company”) convened its Special Meeting of Shareholders on November 2, 2022 (the “Special Meeting”). The purpose of the Special Meeting was described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on September 19, 2022 (the “Definitive Proxy Statement”).

Of the 43,223,879 shares of the Company’s common stock outstanding as of September 12, 2022 (the “Record Date”), 30,307,598 shares, or 70.12% were represented in person or by proxy, which total constituted a quorum of the issued and outstanding shares as of the Record Date.

Set forth below are the final voting results for Proposal Two, Proposal Three and Proposal Four, each of which is set forth below and described in detail in the Definitive Proxy Statement. In accordance with the authority granted pursuant to Proposal Four, the Special Meeting was adjourned in order to allow additional time for shareholders to vote on Proposal One: approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of common stock, par value $0.30 per share (“Common Stock”) of the Company from 60,000,000 shares to 120,000,000 shares of Common Stock. The adjourned Special Meeting will be reconvened at 3:00 p.m., Central Time, on November 8, 2022 at the Company’s principal executive office located at 13131 Dairy Ashford, Sugar Land, Texas 77478. The matter of business before the reconvened Special Meeting will be for shareholders to vote on Proposal One, as described in the Definitive Proxy Statement. Shareholders have thus far strongly supported Proposal One. At the time the Special Meeting was convened on November 2, 2022, approximately 94% of the shares that had been voted on Proposal One had been voted in its favor. However, the favorable votes constituted less than the two-thirds of all outstanding shares on the Record Date needed for approval.

Proposal Two: Reverse stock split and authorized share decrease proposal

The Company’s shareholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of the issued and outstanding shares of Common Stock, which would combine a whole number of outstanding shares of the Common Stock in a range of not less than one-for-six (1:6) shares and not more than one-for-ten (1:10) shares, into one share of Common Stock, and reduce the number of outstanding shares of Common Stock and a corresponding reduction in the total number of authorized shares of Common Stock in proportion to the reduction of the issued shares, by the following vote:

Votes For	Votes Against	Abstentions
28,860,432	1,321,009	126,157

Proposal Three: Exculpation provision proposal

The Company’s shareholders failed to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to update the exculpation provision, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Vote
22,081,328	1,618,829	59,752	6,547,689

Proposal Four: Adjournment Proposal

The Company’s shareholders approved an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal One, Proposal Two or Proposal Three at the time of the Special Meeting, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Vote
21,742,260	1,938,093	79,556	6,547,689

Item 8.01	Other Events

On November 2, 2022, the Company issued a press release announcing the adjournment of the Special Meeting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

The information in Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit number	Description

99.1	Press Release, dated November 2, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ Nelson M. Haight
Nelson M. Haight
Chief Financial Officer (Principal Financial Officer)
Dated: November 2, 2022